The Administration Agreement between the Registrant and BNY Hamilton Distributors, Inc., originally filed as Exhibit 9a, will be effective for all series of the Registrant, listed as follows:


                                              Adminstration Fee
                                           as a percent of average
  Name of Series                               daily net assets
  --------------                           -----------------------

  1) BNY Hamilton Money Fund                        .10%

  2) BNY Hamilton Equity Intermediate
     Government Fund                                .20%

  3) BNY Hamilton Intermediate
     New York Tax-Exempt Fund                       .20%

  4) BNY Hamilton Equity Income Fund                .20%

  5) BNY Hamilton Treasury Money Fund               .10%

  6) BNY Hamilton Large Cap Growth Fund             .20%

  7) BNY Hamilton Small Cap Growth Fund             .20%

  8) BNY Hamilton International Equity Fund         .20%

  9) BNY Hamilton Intermediate Tax-Exempt Fund      .20%

 10) BNY Hamilton Intermediate Investment
     Grade Fund                                     .20%